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                                   Exhibit 2O
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STAN FARIES  (Vice President and Asset/Liability Manager)

Residence or Business Address:                 11 Huntleigh Court
-----------------------------                  St. Charles, Missouri 63301

Principal Occupation or Employment:            Financial Service
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     Name of Employer:                         First Banks, Inc.
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     Principal Business:                       Bank Holding Company
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     Address:                                  135 North Meramec
     -------                                   Clayton, Missouri 63105

Criminal Proceedings During Last 5 Years:      None
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Civil Proceedings During Last 5 Years:         None
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Citizenship:                                   U.S.A.
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